EXHIBIT 23(a)




INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this registration statement of The Bear Stearns Companies Inc. on Form S-3 of our report dated September 2, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc., for the year ended June 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



/s/ Deloitte & Touche LLP

June 16, 1998
New York, New York